UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2011

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culberth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 616-0077
(registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

Other Events.

On February 17, 2011, the registrant announced the addition to its management team and the first of our new Board of Advisors, Mr. Richard Chenel.

Mr. Chenel has spent nearly 30 years in the financial services industry.  He began his career at Goldman Sachs where he spent 10 years in the Corporate Finance Department.  One of his responsibilities included counter-party risk analysis and credit management for the firm’s then $15 billion institutional money market funds.  Richard also was involved in product development and marketing for Goldman’s then top ranked Money Markets Group.  Mr. Chenel also spent over 8 years at J.P. Morgan Securities in the Capital Markets Group where he was involved in origination and product development – primarily focused on debt securities five years and shorter.

In 2004, Mr. Chenel started his own consulting group, Conduit Advisory Group, Inc. (“CAGI”), to advise companies on capital raising and debt restructuring.  In 2005, Richard co-founded a life insurance premium finance and life settlements company, C2 Advisors, LLC.  Mr. Chenel was responsible for raising capital for C2 and successfully raised over $125 million in debt financing from two institutional investors.  Before leaving the company, Mr. Chenel established a $150 million warehouse line of credit from a leading German bank for funding premiums under C2’s premium finance platform and acquiring life settlements for C2’s life settlement portfolio.  Richard was also responsible for structuring C2’s two business strategies and overseeing all legal matters for the firm, including the legal documentation for both lines of business.  Today, C2 is run solely by Mr. Chenel’s co-founding partner and is focused exclusively on traditional, full recourse premium finance.

Since founding CAGI, Mr. Chenel has completed several rated and unrated securitizations and established a $10 billion U.S. commercial paper conduit, Times Square Funding, LLC, for a leading German bank.  One of Richard’s current clients is a multi-hundred million dollar real estate hedge based in California.  Mr. Chenel is presently advising the funds’ manager on restructuring one of its onshore funds. This restructuring is scheduled to close in early-2010.

Mr. Chenel is a graduate of Bowdoin College in Maine with a BA degree in economics and has a MBA in finance from NY University.

On February 22, 2011, the registrant announced the addition to its management team and two more new Board of Advisors, Terry R. Collins, Ph.D., P.E. and Jay E. April, Ph.D.

Dr. Collins is the Associate Professor and Director, Biodiesel Performance Testing Laboratory, School of Industrial Engineering & Management, at Oklahoma State University.  He holds a Doctorate of Philosophy, Industrial Engineering & Management from Oklahoma State University, a Master of Science in Industrial Engineering and Bachelor of Science in Agricultural Engineering from Texas Tech University.  Dr. Collins is a Registered Professional Engineer with the State of Texas.  As evidenced by numerous distinguished awards and research publications, Dr. Collins is an expert in industrial engineering and energy management.  Among his many affiliations, he is a member of the Steering Committee, Oklahoma Secretary of Energy Committee for Bioenergy Development since 2007 and is on the Board of Trustees, Institute of Industrial Engineers since 2008.

Dr. April contributes over 30 years of experience in building research-based organizations into successful ventures, managing complex research and information technology projects, and planning and implementing strategic business initiatives.  He is presently the Chief Development Officer of OptTek Systems, Inc. in Boulder, Colorado, where he is responsible for identifying and capturing new business alliances with companies including Halliburton, Oracle, HP, Simul8, Software AG, and Accenture, and government agencies including the Centers for Disease Control, US DOT, US DOD, and NSF.  His leadership is demonstrated in his prior roles as Chief Information Officer of EG&G/ASA; Vice President of EG&G/Dynatrend; and Director of Business Development at Unisys.  His experience includes securing contracts valued at $60 million in less than a year and reducing budgets by $50 million through his restructuring efforts.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011.	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

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